As filed with the Securities and Exchange Commission on August 26, 2003


                                                  Registration No. 333-106789
                                                                   333-106789-01
                                                                   333-106789-02

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------

                               Amendment No. 2 to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                            -----------------------

MORGAN STANLEY                                             DELAWARE                                36-3145972
MORGAN STANLEY CAPITAL TRUST VI                            DELAWARE                                13-7308501
MORGAN STANLEY CAPITAL TRUST VII                           DELAWARE                                13-7308503

(Exact name of each Registrant as specified      (State or other jurisdiction        (I.R.S. Employer Identification Number)
               in its charter)                 of incorporation or organization)

                            -----------------------

                                 1585 Broadway
                            New York, New York 10036
                                 (212) 761-4000

    (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

                            -----------------------

                             Ronald T. Carman, Esq.
                        Assistant Secretary and Counsel
                                 Morgan Stanley
                                 1585 Broadway
                            New York, New York 10036
                                 (212) 761-4000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   Copies To:
   Joseph W. Armbrust, Esq.                             John M. Brandow, Esq.
Sidley Austin Brown & Wood LLP                         Davis Polk & Wardwell
    787 Seventh Avenue                                  450 Lexington Avenue
  New York, New York 10019                            New York, New York 10017

                            ------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                     CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

Title of each class of securities     Amount to               Proposed maximum              Proposed maximum            Amount of
     to be registered               be registered     offering price per security(1)   aggregate offering price(1)  registration fee
------------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Debt Securities
(2)..............................
Morgan Stanley Warrants (3)......
Morgan Stanley Preferred Stock
(4)..............................
Morgan Stanley Depositary Shares
(5)..............................
Morgan Stanley Common Stock
(including preferred stock
purchase rights) (6)(7)..........
Morgan Stanley Purchase
Contracts (8)....................
Morgan Stanley Units (9).........     $33,600,000,000 (11)(12)       100%                 $33,600,000,000         $2,718,240 (14)
Morgan Stanley Capital Trust VI
Capital Securities (10)..........
Morgan Stanley Capital Trust VII
Capital Securities (10)..........
Guarantees of Morgan Stanley
with respect to Capital
Securities (13)..................
====================================================================================================================================

(1)  Estimated solely for purposes of calculating the registration fee.

(2) There is being registered hereby such indeterminate principal amount of Debt Securities as may be issued from time to time at indeterminate prices.

(3) There is being registered hereby such indeterminate number of Warrants as may be issued at indeterminate prices. Such Warrants may be issued together with any Debt Securities, Purchase Contracts, Preferred Stock or Common Stock or any combination of such securities. Warrants may be exercised to purchase or sell (i) securities issued by Morgan Stanley or by an entity affiliated or not affiliated with Morgan Stanley, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies or (iii) commodities.

(4) There is being registered hereby such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices. There is also being registered hereby such indeterminate number of shares of Preferred Stock as may from time to time be issued upon conversion, exercise or exchange of Debt Securities, Warrants or Purchase Contracts registered hereby.

(5) There is being registered hereby such indeterminate number of Depositary Shares as may be issued in the event that Morgan Stanley elects to offer fractional or multiple interests in shares of the Preferred Stock registered hereby.

(6) There is being registered hereby such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices. There is also being registered hereby such indeterminate number of shares of Common Stock as may from time to time be issued upon conversion, exercise or exchange of Debt Securities, Preferred Stock, Warrants or Purchase Contracts registered hereby.

(7) This Registration Statement also covers the preferred stock purchase rights associated with the shares of Common Stock. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the shares of Common Stock. The value attributable to such rights, if any, is reflected in the market price of the Common Stock.

(8) There is being registered hereby such indeterminate number of Purchase Contracts as may be issued at indeterminate prices. Such Purchase Contracts may be issued together with any Debt Securities, Warrants, Preferred Stock or Common Stock or any combination of such securities. Purchase Contracts may require the holders thereof to purchase or sell (i) securities issued by Morgan Stanley or by an entity affiliated or not affiliated with Morgan Stanley, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies or (iii) commodities.

(9) There is being registered hereby such indeterminate number of Units as may be issued at indeterminate prices. Units may consist of one or more Purchase Contracts, Warrants, Debt Securities, Preferred Stock or Common Stock or any combination of such securities.

(10) There is being registered hereby such indeterminate number of Capital Securities of Morgan Stanley Capital Trust VI and Morgan Stanley Capital Trust VII (collectively, the "Trusts") as may from time to time be issued by the Trusts at indeterminate prices and such indeterminate principal amount of Debt Securities as may be issued and sold by Morgan Stanley to any of the Trusts in connection with the issuances of the Capital Securities, in which event such Debt Securities may later be distributed for no additional consideration to the holders of the Capital Securities of such Trusts upon a dissolution of such Trusts and the distribution of the assets thereof.

(11) This Registration Statement also relates to offers and sales of Debt Securities, Warrants, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts, Units and Capital Securities (collectively, "Securities") in connection with market-making transactions by and through affiliates of the Registrants (subject, with respect to Preferred Stock, Depositary Shares, Common Stock and Capital Securities, to obtaining any necessary approval of the New York Stock Exchange, Inc. in connection with market-making transactions by and through Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc.).

(12) Or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of $33,600,000,000 to the Registrants or, if any Securities are issued with an offering price payable in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to $33,600,000,000 at the time of initial offering.

(13) No additional consideration will be received for the Morgan Stanley Guarantees with respect to the Capital Securities.

(14) A filing fee of $699,778 was paid in connection with a Registration Statement on Form S-3, File No. 333-83616, filed by Morgan Stanley, Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV, Morgan Stanley Capital Trust V, Morgan Stanley Capital Trust VI, Morgan Stanley Capital Trust VII on March 1, 2002 and declared effective on June 11, 2002, relating to the registration of $7,606,283,993 of securities that remain unsold under that Registration Statement as of the date hereof. Pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act, that filing fee is offset against the filing fee currently due in connection with this Registration Statement. The Registration Statement on Form S-3, File No. 333-83616, is terminated but remains in effect solely for purposes of market-making transactions with respect to securities registered and issued under such Registration Statements. In addition, $80,900 was paid in connection with the initial filing of this Registration Statement.



     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to Section 8(a), may determine.

================================================================================

                                EXPLANATORY NOTE

This registration statement contains:

     o a prospectus to be used by Morgan Stanley in connection with offerings of its debt securities, units, warrants, purchase contracts, preferred stock and common stock; and

     o    a prospectus to be used in connection with offerings of:

          o the capital securities of Morgan Stanley Capital Trust VI and Morgan Stanley Capital Trust VII (the "Capital Securities");

          o    the junior subordinated debentures of Morgan Stanley; and

          o    the guarantees of Morgan Stanley of the Capital Securities.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following are the expenses of the issuance and distribution of the securities being registered, all of which will be paid by the Registrants. Other than the registration fee and the NASD filing fee, all of these expenses are estimated.



Registration fee..................................................................................     $   2,718,240

NASD filing fee...................................................................................            30,500
Rating agency fees................................................................................           625,000
Printing and engraving expenses...................................................................         1,100,000
Legal fees and expenses...........................................................................         1,500,000
Accounting fees and expenses......................................................................           187,500
Unit Agents', Warrant Agents', Trustees' and Preferred Stock Depositary's fees and expenses
   (including counsel fees).......................................................................           500,000
Listing...........................................................................................           250,000
                                                                                                             -------

        Total.....................................................................................     $   6,911,240



Item 15. Indemnification of Directors and Officers

     Article VIII of the Amended and Restated Certificate of Incorporation of Morgan Stanley ("Certificate of Incorporation") and Section 6.07 of the Amended and Restated Bylaws of Morgan Stanley ("Bylaws"), each as amended to date, provide for the indemnification of Morgan Stanley's directors and officers. The Certificate of Incorporation provides that any person who is a director or officer of Morgan Stanley shall be indemnified by Morgan Stanley to the fullest extent permitted from time to time by applicable law. In addition, the Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of Morgan Stanley or a director or elected officer of a corporation a majority of the capital stock (other than directors' qualifying shares) of which is owned directly or indirectly by Morgan Stanley (a "Subsidiary") shall be indemnified and held harmless by Morgan Stanley to the fullest extent permitted by applicable law. The right to indemnification under the Bylaws includes the right to be paid the expenses incurred in defending a proceeding in advance of its final disposition upon receipt (unless Morgan Stanley upon authorization of the Board of Directors waives said requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Morgan Stanley.

     Morgan Stanley's Bylaws also provide that Morgan Stanley may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification, and rights to be paid by Morgan Stanley the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of Morgan Stanley or a Subsidiary and to any person who is or was serving at the request of Morgan Stanley or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Morgan Stanley or a Subsidiary, to the fullest extent as the Bylaws provide with respect to indemnification of, and advancement of expenses for, directors and officers of Morgan Stanley.

     Under the By-laws, Morgan Stanley has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, member, employee or agent of Morgan Stanley or a Subsidiary, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss whether or not Morgan Stanley would have the power to indemnify that person against that expense, liability or loss under the provisions of applicable law.

     Morgan Stanley has in effect insurance policies in the amount of $200 million for general officers' and directors' liability insurance.

     The forms of Underwriting Agreements and Distribution Agreements filed as Exhibits 1-a, 1-b, 1-c, 1-d, 1-e and 1-f hereto, and incorporated herein by reference, contain some provisions relating to the indemnification of Morgan Stanley's directors, officers and controlling persons.

Item 16. Exhibits

     Morgan Stanley's Exchange Act file number is 1-11758.

Exhibit
Number                                 Description
------                                 -----------
1-a* Form of Underwriting Agreement for Debt Securities, Warrants, Purchase Contracts and Units.

1-b* Form of Underwriting Agreement for Preferred Stock, Depositary Shares and Common Stock.

1-c*      Form of Underwriting Agreement for Capital Securities.

1-d*      Form of U.S. Distribution Agreement.

1-e*      Form of Euro Distribution Agreement.

1-f*      Form of DirectSecurities Distribution Agreement.

4-a Amended and Restated Certificate of Incorporation of Morgan Stanley (previously filed as an exhibit to Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended May 31, 2002 and incorporated herein by reference).

4-b Amended and Restated By-Laws of Morgan Stanley (previously filed as an exhibit to Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended November 30, 2002 and incorporated herein by reference).

4-c Form of Certificate of Designation of Offered Preferred Stock (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-27919, and incorporated herein by reference).

4-d Form of Certificate of Offered Preferred Stock (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-27919, and incorporated herein by reference).

4-e Form of Deposit Agreement (including Form of Depositary Receipt) (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-27919, and incorporated herein by reference).

4-f Amended and Restated Senior Indenture dated as of May 1, 1999 between Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), Trustee (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).

4-g First Supplemental Senior Indenture dated as of September 15, 2000 between Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.) and JPMorgan Chase Bank (formerly known as The Chase Manhattan
          Bank), Trustee (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-47576, and incorporated herein by reference).

Exhibit
Number                                 Description
------                                 -----------
4-h Second Supplemental Senior Indenture dated as of October 8, 2002 between Morgan Stanley and JPMorgan Chase Bank, Trustee (previously filed as an exhibit to Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended August 31, 2002, and incorporated herein by reference).

4-i Amended and Restated Subordinated Indenture dated as of May 1, 1999 between Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.) and Bank One Trust Company, N.A. (successor to The First National Bank of Chicago), Trustee (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).

4-j Rights Agreement dated as of April 25, 1995 between Morgan Stanley (successor to Dean Witter, Discover & Co.) and JPMorgan Chase Bank (successor to Chemical Bank), as rights agent, which includes as Exhibit B thereto the Form of Rights Certificate (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form 8-A dated April 25, 1995, and incorporated herein by reference).

4-k Amendment dated as of February 4, 1997 to the Rights Agreement between Morgan Stanley (successor to Dean Witter, Discover & Co.) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as rights agent (previously filed as an exhibit to Morgan Stanley's Current Report on Form 8-K dated February 4, 1997, and incorporated herein by reference).

4-l Second Amendment dated as of June 15, 1999 to the Rights Agreement between Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.) and JPMorgan Chase Bank (formerly known as The Chase Manhattan
          Bank), as rights agent (previously filed as an exhibit to Morgan Stanley's Current Report on Form 8-K dated June 15, 1999, and incorporated herein by reference).

4-m*      Form of Floating Rate Senior Note.

4-n*      Form of Fixed Rate Senior Note.

4-o*      Form of Senior Variable Rate Renewable Note.

4-p*      Form of Floating Rate Subordinated Note.

4-q*      Form of Fixed Rate Subordinated Note.

4-r*      Form of Subordinated Variable Rate Renewable Note.

4-s*      Form of Fixed Rate Amortizing Senior Note.

4-t*      Form of Floating/Fixed Rate Senior Note.

4-u*      Form of Temporary Global Floating Rate Senior Bearer Note.

4-v*      Form of Permanent Global Floating Rate Senior Bearer Note.

4-w*      Form of Definitive Floating Rate Senior Bearer Note.

4-x*      Form of Temporary Global Fixed Rate Senior Bearer Note.

4-y*      Form of Permanent Global Fixed Rate Senior Bearer Note.

4-z*      Form of Definitive Fixed Rate Senior Bearer Note.

Exhibit
Number                                 Description
------                                 -----------
4-aa*     Form of Euro Fixed Rate Senior Registered Note.

4-bb*     Form of Euro Fixed Rate Subordinated Registered Note.

4-cc*     Form of Euro Senior Registered Floating Rate Renewable Note.

4-dd*     Form of DirectSecurities Fixed Rate Note.

4-ee*     Form of Warrant Agreement.

4-ff*     Form of Unit Agreement.

4-gg*     Form of Put Warrant (included in Exhibit 4-ee).

4-hh*     Form of Call Warrant (included in Exhibit 4-ee).

4-ii*     Form of Purchase Contract (Issuer Sale) (included in Exhibit 4-ff).

4-jj*     Form of Purchase Contract (Issuer Purchase) (included in Exhibit
          4-ff).

4-kk*     Form of Unit Certificate (included in Exhibit 4-ff).


4-ll**    Form of Cash-Settled Pre-Paid Purchase Contract.

4-mm**    Form of Physically-Settled Pre-Paid Purchase Contract.

4-nn Form of Unit Agreement Without Holders' Obligations (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).

4-oo Certificate of Trust of Morgan Stanley Capital Trust VI (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-83616, and incorporated herein by reference).

4-pp Certificate of Trust of Morgan Stanley Capital Trust VII (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-83616, and incorporated herein by reference).

4-qq Trust Agreement of Morgan Stanley Capital Trust VI (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-83616, and incorporated herein by reference).

4-rr Trust Agreement of Morgan Stanley Capital Trust VII (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-83616, and incorporated herein by reference).

4-ss Form of Amended and Restated Trust Agreement to be used in connection with the issuance of the Capital Securities (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

4-tt Junior Subordinated Indenture dated as of March 1, 1998 between Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.) and The Bank of New York, Trustee, to be used in connection with the issuance of the Junior Subordinated Debentures and the Capital Securities (previously filed as an exhibit to Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998, and incorporated herein by reference).

4-uu Form of Capital Security (included in Exhibit 4-ss) (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

Exhibit
Number                                 Description
------                                 -----------

4-vv Form of Junior Subordinated Debenture (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

4-ww Form of Capital Securities Guarantee (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

4-xx*     Form of Certificate representing Morgan Stanley Common Stock.

5-a**     Opinion of Sidley Austin Brown & Wood LLP.

5-b* Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VI.

5-c* Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VII.

12-a Computation of Consolidated Ratio of Earnings to Fixed Charges (previously filed as an exhibit to Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended May 31, 2003, and incorporated herein by reference).

12-b Computation of Consolidated Ratio of Earnings to Fixed Charges and Preferred Stock Dividends (previously filed as an exhibit to Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended May 31, 2003, and incorporated herein by reference).


15**      Letter of Awareness from Deloitte & Touche LLP.

23-a**    Consent of Deloitte & Touche LLP.


23-b**    Consent of Sidley Austin Brown & Wood LLP (included in Exhibits 5-a).

23-c* Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5-b and 5-c).


23-d*     Consent of BK Associates, Inc.

23-e*     Consent of Morten Beyer & Agnew, Inc.


23-f*     Consent of Airclaims Limited.

24-a*     Powers of Attorney for Morgan Stanley.

24-b* Powers of Attorney for Morgan Stanley, as sponsor, to sign the Registration Statement on behalf of Morgan Stanley Capital Trust VI and Morgan Stanley Capital Trust VII (included in Exhibits 4-qq and 4-rr).

25-a* Statement of Eligibility of JPMorgan Chase Bank, Trustee under the Amended and Restated Senior Indenture.

25-b* Statement of Eligibility of Bank One Trust Company, N.A., as successor to The First National Bank of Chicago, Trustee under the Amended and Restated Subordinated Indenture.

25-c* Statement of Eligibility of The Bank of New York, Trustee under the Junior Subordinated Indenture.

25-d* Statement of Eligibility of The Bank of New York, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VI.

Exhibit
Number                                 Description
------                                 -----------

25-e* Statement of Eligibility of The Bank of New York, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VII.

25-f* Statement of Eligibility of The Bank of New York, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust VI.

25-g* Statement of Eligibility of The Bank of New York, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust VII.

---------

     *    Previously filed.

     **   Filed herewith.



Item 17. Undertakings

     (1) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Morgan Stanley's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (3) The undersigned Registrants hereby undertake:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (3)(a)(i) and (3)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned Registrants (other than Morgan Stanley) hereby undertake to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5) The undersigned Registrants hereby undertake that:

          (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the forms of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Morgan Stanley certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, as of this 26th day of August, 2003.


                                          MORGAN STANLEY
                                          (Registrant)


                                          By:          /s/ Martin M. Cohen
                                               ---------------------------------
                                               Name:   Martin M. Cohen
                                               Title:  Assistant Secretary



     Pursuant to the requirement of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons on behalf of Morgan Stanley and in the capacities indicated as of this 26th day of August, 2003.


         Signature                             Title
         ---------                             -----

           *
--------------------------- Chairman of the Board and Chief Executive Officer
   Philip J. Purcell

           *                 President, Chief Operating Officer and Director
---------------------------
    Robert G. Scott

           *                Executive Vice President and Chief Financial Officer
---------------------------           (Principal Financial Officer)
  Stephen S. Crawford

           *                            Controller and Treasurer
---------------------------
   Alexander C. Frank

           *                          Principal Accounting Officer
---------------------------
     David S. Moser

           *                                    Director
---------------------------
    Robert P. Bauman

           *                                    Director
---------------------------
   Edward A. Brennan

           *                                    Director
---------------------------
     John E. Jacob

           *                                    Director
---------------------------
    C. Robert Kidder

         Signature                             Title
         ---------                             -----

           *                                    Director
---------------------------
   Charles F. Knight

           *                                    Director
---------------------------
    John W. Madigan

           *                                    Director
---------------------------
     Miles L. Marsh

           *                                    Director
---------------------------
    Michael A. Miles

           *                                    Director
---------------------------
  Laura D'Andrea Tyson


*  By:       /s/ Martin M. Cohen
        ---------------------------------------
        Name:  Martin M. Cohen
        Title: Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Morgan Stanley Capital Trust VI and Morgan Stanley Capital Trust VII each certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, as of this 26th day of August, 2003.




                                          MORGAN STANLEY CAPITAL TRUST VI


                                          By: Morgan Stanley

                                          By:       /s/ Alexander C. Frank
                                              ----------------------------------
                                              Name:   Alexander C. Frank
                                              Title:  Controller and Treasurer


                                          MORGAN STANLEY CAPITAL TRUST VII


                                          By: Morgan Stanley

                                          By:       /s/ Alexander C. Frank
                                              ----------------------------------
                                              Name:   Alexander C. Frank
                                              Title:  Controller and Treasurer

                                 EXHIBIT INDEX

Exhibit
Number                                 Description
------                                 -----------
1-a* Form of Underwriting Agreement for Debt Securities, Warrants, Purchase Contracts and Units.

1-b* Form of Underwriting Agreement for Preferred Stock, Depositary Shares and Common Stock.

1-c*      Form of Underwriting Agreement for Capital Securities.

1-d*      Form of U.S. Distribution Agreement.

1-e*      Form of Euro Distribution Agreement.

1-f*      Form of DirectSecurities Distribution Agreement.

4-m*      Form of Floating Rate Senior Note.

4-n*      Form of Fixed Rate Senior Note.

4-o*      Form of Senior Variable Rate Renewable Note.

4-p*      Form of Floating Rate Subordinated Note.

4-q*      Form of Fixed Rate Subordinated Note.

4-r*      Form of Subordinated Variable Rate Renewable Note.

4-s*      Form of Fixed Rate Amortizing Senior Note.

4-t*      Form of Floating/Fixed Rate Senior Note.

4-u*      Form of Temporary Global Floating Rate Senior Bearer Note.

4-v*      Form of Permanent Global Floating Rate Senior Bearer Note.

4-w*      Form of Definitive Floating Rate Senior Bearer Note.

4-x*      Form of Temporary Global Fixed Rate Senior Bearer Note.

4-y*      Form of Permanent Global Fixed Rate Senior Bearer Note.

4-z*      Form of Definitive Fixed Rate Senior Bearer Note.

4-aa*     Form of Euro Fixed Rate Senior Registered Note.

4-bb*     Form of Euro Fixed Rate Subordinated Registered Note.

4-cc*     Form of Euro Senior Registered Floating Rate Renewable Note.

4-dd*     Form of DirectSecurities Fixed Rate Note.

4-ee*     Form of Warrant Agreement.

Exhibit
Number                                 Description
------                                 -----------

4-ff*     Form of Unit Agreement.

4-gg*     Form of Put Warrant (included in Exhibit 4-ee).

4-hh*     Form of Call Warrant (included in Exhibit 4-ee).

4-ii*     Form of Purchase Contract (Issuer Sale) (included in Exhibit 4-ff).

4-jj*     Form of Purchase Contract (Issuer Purchase) (included in Exhibit
          4-ff).

4-kk*     Form of Unit Certificate (included in Exhibit 4-ff).


4-ll**    Form of Cash-Settled Pre-Paid Purchase Contract.

4-mm**    Form of Physically-Settled Pre-Paid Purchase Contract.

4-xx*     Form of Certificate representing Morgan Stanley Common Stock.

5-a**     Opinion of Sidley Austin Brown & Wood LLP.

5-b* Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VI.

5-c* Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VII.


15**      Letter of Awareness from Deloitte & Touche LLP.

23-a**    Consent of Deloitte & Touche LLP.


23-b**    Consent of Sidley Austin Brown & Wood LLP (included in Exhibits 5-a).

23-c* Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5-b and 5-c).


23-d*     Consent of BK Associates, Inc.

23-e*     Consent of Morten Beyer & Agnew, Inc.


23-f*     Consent of Airclaims Limited.

24-a*     Powers of Attorney for Morgan Stanley.

24-b* Powers of Attorney for Morgan Stanley, as sponsor, to sign the Registration Statement on behalf of Morgan Stanley Capital Trust VI and Morgan Stanley Capital Trust VII (included in Exhibits 4-qq and 4-rr).

25-a* Statement of Eligibility of JPMorgan Chase Bank, Trustee under the Amended and Restated Senior Indenture.

25-b* Statement of Eligibility of Bank One Trust Company, N.A., as successor to The First National Bank of Chicago, Trustee under the Amended and Restated Subordinated Indenture.

25-c* Statement of Eligibility of The Bank of New York, Trustee under the Junior Subordinated Indenture.

25-d* Statement of Eligibility of The Bank of New York, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VI.

Exhibit
Number                                 Description
------                                 -----------

25-e* Statement of Eligibility of The Bank of New York, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VII.

25-f* Statement of Eligibility of The Bank of New York, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust VI.

25-g* Statement of Eligibility of The Bank of New York, Trustee under the Capital Securities Guarantee of Morgan Stanley with respect to the Capital Securities of Morgan Stanley Capital Trust VII.

---------

     *    Previously filed.

     **   Filed herewith.